Exhibit 99.16

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (the “Amendment”) made and entered into as of April 23, 2010, by and among FARM CREDIT OF SOUTHWEST FLORIDA, ACA, a farm credit association having the mailing address of 330 North Brevard. Avenue, Arcadia, Florida 34266, (“Lender”), ATLANTIC BLUE GROUP, INC., ALICO HOLDING, LLC, BLUE HEAD RANCH, LLC, BLUE HEAD FARMS, LLC, BLUE HEAD CATTLE, LLC, TRI-COUNTY GROVE, LLC, PHOENIX INDUSTRIES, LLC, ATLANTICBLUE WAREHOUSING, LLC, BLUE BOX STORAGE, LLC, and FOOTMAN TRAIL, LLC (collectively, the “Borrowers” and each a “Borrower”) whose mailing addresses are P.O. Box 1318, Lake Wales, Florida 33859-1318, and ATLANTICBLUE HOSPITALITY (LAKEVILLE), LLC, ATLANTICBLUE HOSPITALITY (CAS), LLC, and ATLANTICBLUE DEVELOPMENT, INC. (collectively, the “Guarantors” and each a “Guarantor”) (Lender, Borrowers, and Guarantors the “Parties”).

RECITALS

Lender, Borrowers, and Guarantors entered into, and executed, that certain Loan Agreement dated as of September 24, 2008, as amended on February 4, 2009, by and among the Parties (as such may be further amended, modified or restated from time to time in the future, the “Loan Agreement”), which Loan Agreement established a $20,000,000 revolving line of credit facility and a $2,500,000 non-revolving line of credit facility (the “Loans”). Borrowers, Guarantors and Lender wish to modify the Loan Agreement to, among other things, modify certain covenants regarding delivery of financial statements required in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual terms and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.         Definitions.     All capitalized terms used in this Amendment shall have the same meaning as used in the Loan Agreement, unless expressly modified, replaced or amended herein.    From and after the effective date of this Amendment, all references to “Agreement” contained in the Loan Agreement shall mean the Loan Agreement, as modified and amended by this Amendment.

2.         Amendments to Loan Agreement:

A.	Section 4.1 (c) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(c)  Financial Statements/Information.     Credit Parties shall furnish to Lender  (i) Credit Parties’ quarterly internally-prepared consolidated and consolidating financial statements: (x) for the quarters ending March 31st, June 30th, and December 31st of each year, within forty-five (45) days of each fiscal quarter-ends, and (y) for fiscal quarter ending September 30th of each year, on or before December 29th of such year, and certified by the Chief Financial Officer (or such other designee reasonably acceptable to Lender) of Atlantic Blue Group, Inc. to fairly present the financial condition of Credit Parties; (ii) Credit Parties’ quarterly internally-prepared consolidated and consolidating financial statements, excluding the results of the operations of Alico, Inc., for the quarter ending September 30th of each year, within forty-five (45) days of such fiscal quarter-end, and certified by the Chief Financial Officer (or such other designee reasonably acceptable to Lender) of Atlantic Blue Group, Inc. to fairly present the financial condition of Credit Parties, (iii) annual audited consolidated and consolidating financial statements of Credit Parties, prepared by a Public Accounting Firm acceptable to Lender, together with an unqualified opinion of such accountants reasonably acceptable to Lender, any management letters issued by such accountants, all within one hundred fifty (150) days of each Borrower’s fiscal year-end; (iv) such other information respecting the financial condition and operations of Credit Parties or any Affiliate or Subsidiary thereof as Lender may from time to time reasonably request. All financial statements, opinions, reports and management letters described in clauses (i), (ii), and (iii) above shall be prepared in accordance with GAAP and applicable Securities Laws, if any, and shall be in form and content satisfactory to Lender, and shall include, without limitation, an income statement, balance sheet, a cash flow statement and a list of contingent liabilities and claims reportable under GAAP guidelines. All financial statements described in clauses (i) and (iii) above shall be accompanied by a compliance certificate, in the form of Exhibit 4.1(c)  hereto, setting forth Credit Parties’ compliance with, and actual calculations for, financial covenants required under Section 4.3 hereof, and signed by the Chief Financial Officer of Atlantic Blue Group, Inc. (or such other designee reasonably acceptable to Lender).”

3.         Conditions Precedent. As conditions precedent to the effectiveness of this Second Amendment, Borrowers and Guarantors shall furnish duly authorized resolutions evidencing their authority to enter into this Second Amendment, together with such other documentation as Lender shall request in connection with the execution of this Second Amendment.

4.         Indemnification. Borrowers agree to release, indemnify, and hold harmless the Lender from any claims or causes of actions that may arise in connection with the execution and consummation of this Second Amendment and transaction contemplated hereby, except to the extent such claims or causes of action arise from or directly result from the gross negligence or willful misconduct of Lender, its agents or representatives.

5.         Representations and Warranties. In order to induce Lender to enter into this Second Amendment, Borrowers and Guarantors represent and warrant to Lender as follows:

A.	The representations and warranties made by Borrowers and Guarantors in Section 3 of the Loan Agreement are true and correct on and as of the date hereof;

B.
There has been no material adverse change in the condition, financial or otherwise, of Borrowers or Guarantors since the most recent financial statements of Borrowers and Guarantors received by Lender under Section 4.1(c) of the Loan Agreement;

C.
The business and properties of Borrowers and Guarantors are not, and since the most recent financial statement of Borrowers and Guarantors received by Lender under Section 4.1(c) of the Loan Agreement, have not been, materially adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

D.
Borrowers and Guarantors have paid all taxes due and owing and no dispute with any tax or revenue authority, whether the State of Florida, Internal Revenue Service, or otherwise, exists as of the date of this Second Amendment; and

E.
No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction contemplated hereby would constitute, a default or Event of Default under the Loan Agreement, as amended hereby.

6.         Ratification. Borrowers and Guarantors hereby ratify and affirm the Loan Documents, as modified and amended by this Second Amendment, and agree that it is and shall continue to be fully bound and obligated by the terms thereof.

7.         Reaffirmation of Guaranties. Each of Guarantors hereby (a) reaffirms its continuing, unconditional guaranty, and (b) agrees that such unconditional guaranty shall (i) extend to all obligations and liabilities of the Borrowers to the Lender as such may be modified from time to time, now existing or hereafter arising, and (ii) remains in full force and effect until terminated in the manner provided therein.

8.         Entire Agreement. This Second Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Second Amendment otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Second Amendment may be changed, modified, waived or cancelled orally or otherwise, except by writing, signed by all of the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any other proceeding or succeeding breach thereof.

9.         Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of Borrowers, Guarantors, and Lender and their respective successors and assigns and legal representatives, heirs and devisees, as applicable, provided however, that Borrowers, without the prior written consent of Lender, may not assign any rights, powers, duties or obligations hereunder.

10.        Full Force and Effect of Loan Documents. Except as hereby specifically amended, waived or supplemented, the Loan Agreement and other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

11.        Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

12.        Enforceability. Should any one or more of the provisions of this Second Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions shall nevertheless remain effective and binding upon the parties hereto.

13.        Governing Law. The laws and judicial decisions of the State of Florida shall in all respects govern this Second Amendment.

14.        Fees. Borrowers agree to pay at the execution of this Second Amendment, all costs and expenses arising from this Second Amendment, including, without limitation, all Lender fees and expenses and fees and expenses of Lender’s legal counsel.

[Signature Page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.
BORROWERS:

ATLANTIC BLUE GROUP, INC.,
a Florida Corporation (Seal)

By:	/s/ JD Alexander
JD Alexander, President

ALICO HOLDING, LLC,
a Nevada limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

By:	/s/ Karl R. Sweeney
Karl R. Sweeney, Manager

BLUE HEAD RANCH, LLC,
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

BLUE HEAD FARMS, LLC,
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

BLUE HEAD CATTLE, LLC,
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

TRI-COUNTY GROVE, LLC,
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

PHOENIX INDUSTRIES, LLC
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

ATLANTICBLUE WAREHOUSING LLC,
a Florida limited liability company
(Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

BLUE BOX STORAGE, LLC
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

FOOTMAN TRAIL, LLC
Florida limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, Manager

GUARANTORS:

ATLANTICBLUE HOSPITALITY (Lakeville), LLC, a Florida limited liability company

By:	/s/ JD Alexander
JD Alexander, Manager

ATLANTICBLUE HOSPITALITY (CAS), LLC, a Florida limited liability company

By:	/s/ JD Alexander
JD Alexander, Manager

ATLANTICBLUE DEVELOPMENT, INC.
a Florida corporation

By:	/s/ Susanna H. Bishop
Susanna H. Bishop, President

LENDER:

FARM CREDIT OF SOUTHWEST FLORIDA, ACA (Seal)

By:

Its:

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (the "Agreement") is executed this ______ day of April 2011 to be effective May 1, 2011, by and among FARM CREDIT OF FLORIDA, ACA, a farm credit association having the mailing address of 330 North Brevard Avenue, Arcadia, Florida 34266, ("Lender"), ATLANTIC BLUE GROUP, INC., ALICO HOLDING, LLC, BLUE HEAD RANCH, LLC, BLUE HEAD FARMS, LLC, BLUE HEAD CATTLE, LLC, TRI-COUNTY GROVE, LLC, PHOENIX INDUSTRIES, LLC, ATLANTICBLUE WAREHOUSING, LLC, and FOOTMAN TRAIL, LLC (collectively, the "Borrowers" and each a "Borrower") whose mailing addresses are P.O. Box 1318, Lake Wales, Florida 33859-1318, and ATLANTICBLUE HOSPITALITY (LAKEVILLE), LLC, ATLANTICBLUE HOSPITALITY (CAS), LLC, and ATLANTICBLUE DEVELOPMENT, INC. (collectively, the "Guarantors" and each a "Guarantor") (Lender, Borrowers, and Guarantors the "Parties").

R E C I T A L S

Lender, Borrowers, and Guarantors entered into, and executed, that certain Loan Agreement dated as of September 24, 2008, as amended on February 4, 2009, April 23, 2010, and April 21, 2011, by and among the Parties (as such may be further amended, modified or restated from time to time in the future, collectively, the "Loan Agreement"), which Loan Agreement, among other things, established a $20,000,000 revolving line of credit facility, reduced to $10,000,000 and changed to a non-revolving line of credit facility (referred to in the Loan Agreement as the "RLOC"). Borrowers have requested and Lender has agreed to extend the RLOC Maturity Date (as defined in the Loan Agreement) to December 1, 2011.

NOW, THEREFORE, for and in consideration of the premises and the mutual terms and conditions contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

1.             Definitions. All capitalized terms used in this Agreement shall have the same meaning as used in the Loan Agreement, unless expressly modified, replaced or amended herein. From and after the effective date of this Agreement, all references to "Agreement" or "Loan Agreement" contained in the Loan Agreement shall mean the Loan Agreement, as modified and amended by this Agreement.

2.             Amendment to Loan Agreement: The Loan Agreement is hereby amended as follows, such amendment to be effective on the effective date of this Agreement:

A.         Section 1.38 is hereby amended by changing the maturity date to December 1, 2011.

3.             Conditions Precedent. As conditions precedent to the effectiveness of this Agreement, Borrowers and Guarantors shall furnish duly authorized resolutions evidencing their authority to enter into this Agreement, together with such other documentation as Lender shall request in connection with the execution of this Agreement.

4.             Indemnification. Borrowers agree to release, indemnify, and hold harmless the Lender from any claims or causes of actions that may arise in connection with the execution and consummation of this Agreement and transaction contemplated hereby, except to the extent such claims or causes of action arise from or directly result from the gross negligence or willful misconduct of Lender, its agents or representatives.

5.             Ratification. Borrowers and Guarantors hereby ratify and affirm the Loan Documents, as modified and amended by this Agreement, and agree that it is and shall continue to be fully bound and obligated by the terms thereof. Except as hereby specifically amended, waived or supplemented, the Loan Agreement and other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

6.             Reaffirmation of Guaranties. Each of Guarantors hereby (a) reaffirms its continuing, unconditional guaranty, and (b) agrees that such unconditional guaranty shall (i) extend to all obligations and liabilities of the Borrowers to the Lender as such may be modified from time to time, now existing or hereafter arising, and (ii) remains in full force and effect until terminated in the manner provided therein.

7.             Fees. Borrowers agree to pay all costs and expenses arising from this Agreement, including, without limitation, all Lender fees and expenses, including, without limitation, Lender's $25,000.00 extension fee due at the closing of this Agreement, and fees and expenses of Lender's legal counsel.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

ATLANTIC BLUE GROUP, INC.,
a Florida Corporation (Seal)

By:	/s/ JD Alexander
JD Alexander, President

ALICO HOLDING, LLC.
a Nevada limited liability company (Seal)

By:	/s/ JD Alexander
JD Alexander, President

By:	/s/ Karl R. Sweeney
Karl R. Sweeney, Manager

BLUE HEAD RANCH, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

BLUE HEAD FARMS, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

BLUE HEAD CATTLE, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

TRI-COUNTY GROVE, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

PHOENIX INDUSTRIES, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

ATLANTICBLUE WAREHOUSING, LLC,
a Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

FOOTMAN TRAIL, LLC,
Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

GUARANTORS:

ATLANTICBLUE HOSPITALITY (Lakeville), LLC,
a Florida limit Viability company

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

ATLANTICBLUE HOSPITALITY (CAS), LLC,
a Florida limited liability company (Seal)

By:	/s/ Yvonne Bunce
Yvonne Bunce, Manager

By:	/s/ Karl R. Sweeney
Karl Sweeney, Manager

ATLANTICBLUE DEVELOPMENT, INC.
a Florida corporation

By:	/s/ Susanna H. Bishop
Susanna H. Bishop, President

LENDER:

FARM CREDIT OF FLORIDA, ACA (Seal)

By:

Its: